CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Norwood Financial Corp. of our report dated March 15, 2016, relating to our audits of the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Wexford, Pennsylvania
April 21, 2016